LEASE AGREEMENT

By and Between

TONY BRUCE

(Landlord)

And

     BEST ENERGY SERVICES, INC.

(Tenant).

Effective February 12, 2008

Agreement of Lease

This Agreement of Lease (“Lease”) is made this 14th day of February, 2008, between Tony Bruce (hereinafter referred to as "Landlord"), and Best Energy Services, Inc., a Nevada corporation, (hereinafter referred to as "Tenant").

ARTICLE 1.  LEASED PREMISES. Landlord owns that parcel of property at 1461 General Welch Boulevard, Liberal, Kansas 67901 that will be subject to this Lease (the “Leased Premises”).  The Leased Premises are more particularly described in Exhibit A attached hereto and incorporated herein by reference.

ARTICLE 2.  TERM OF LEASE.   The Lease Term of this lease shall be from February 14, 2008, and shall continue until February 14, 2011 (the “Lease Term”).

ARTICLE 3.  RENT.  Tenant shall pay rent (“Rent”) to the Landlord for the Leased Premises the amount of Three Thousand Five Hundred Dollars ($3,500) per month with the first Rent payment due on the date of this Lease and on the same day of each month thereafter during the term of the Lease.

ARTICLE 4.  TAXES, INSURANCE, UTILITIES, AND MAINTENANCE.   Tenant and Landlord shall pay the following expenses as designated:

Property taxes	Tenant
Property insurance	Tenant
Utilities	Tenant
Water & Sewer	Tenant
Maintenance of interior	Tenant
Maintenance of exterior	Landlord
Fencing	Tenant
Snow plowing/removal	Tenant
Landscaping	Tenant

If Tenant pays the property taxes, the taxes for 2008 and 2011 shall be prorated for the number of days that Tenant occupies the property in those years.

ARTICLE 5.  LATE FEE.  Tenant agrees that if any payment or installment of Rent hereunder becomes delinquent (i.e., has not be received by Landlord) for a period of more than ten (10) days, Tenant shall pay Landlord a late charge of Five Hundred Dollars ($500.00) and the delinquent payment shall also bear interest at the rate of one and one-half percent (1½ %) per month (18% annual percentage rate) until paid.  Said late charge and interest shall be due and payable with the next following Rent payment due.  Returned check fee: If any check for payment of Rent is returned to Landlord for insufficient funds, there shall be a returned check fee assessed of One Hundred Dollars ($100.00), and the Late Fee shall also apply.

ARTICLE 6.  SECURITY DEPOSIT.   Tenant shall  not be required to pay to Landlord any security deposit.

ARTICLE 7.  USE OF PREMISES.  The Leased  Premises may be used and occupied only for the purpose of operating an oil field equipment and mineral services yard, maintenance facilities and administrative offices.  Tenant shall not use the Leased Premises for any other purpose without the prior written consent of the Landlord, which shall not be unreasonably withheld.  Tenant shall comply with all laws and regulations governing the use of the Leased Premises.

ARTICLE 8.  SIGNS.  Tenant shall not install, erect, display, paint or attach any sign to the exterior of the building or elsewhere on the Leased Premises without the written consent of the Landlord, which shall not be unreasonably withheld, and any sign authorized by the Landlord shall be removed and the sign space restored to its original condition upon termination of the Lease.

ARTICLE 9.  COVENANT OF TITLE AND QUIET ENJOYMENT. Landlord covenants that Landlord is well seized of and has good title to the Leased Premises and does warrant and will defend the title thereto and will indemnify the Tenant for any damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction or defect in the title or description herein of the Leased Premises.  If, at any time, Landlord's title or right to receive Rent hereunder is disputed, or there is a change of ownership of Landlord's estate by act of the parties or operation of law, Tenant may withhold Rent thereafter accruing until Tenant has been furnished proof satisfactory to it as to the party entitled thereto.

ARTICLE 10.  TIME OF THE ESSENCE: It is agreed that time is of the essence in respect to the agreements hereinafter contained.

ARTICLE 11.  SUBORDINATION TO FUTURE MORTGAGE HOLDERS PROVIDED TENANT IS NOT DISTURBED IN POSSESSION.  There are no mortgages on the Leased Premises.  However, Landlord reserves the right to mortgage the Leased Premises in the future if he desires to do so.  If Landlord desires to borrow against the Leased Premises,  Tenant will, upon request by Landlord, subject and subordinate all or any of its rights under this Lease to any and all mortgages and deeds of trust hereafter placed on the property of which the Leased Premises are a part; provided, however, that Tenant will not be disturbed in the use or enjoyment of the Leased Premises so long as it is not in default hereunder and Landlord shall, at the time of execution of any new mortgage or trust deed, provide a binding written commitment from any and all lenders whose interests are secured by mortgage or deed of trust that Tenant may remain in possession notwithstanding foreclosure so long as Tenant is not in default of this Lease.  Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust hereinafter placed on the property  and that it will remain liable under the terms of this Lease to the mortgagee, trustee, or beneficiary of such mortgage or trust deed, and their successors and assigns, and to the purchaser or assignee under any such foreclosure.  Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this Article.

ARTICLE 12.  COMPLIANCE WITH LAWS AND ORDINANCES. Landlord, as owner, shall comply with all federal, state, county and city laws and ordinances, and all rules and regulations of any duly constituted authority presently affecting or respecting the Leased Premises.  Any other improvements that may be necessary to comply with any such rules and regulations shall be the obligation of Tenant. Tenant shall comply with all federal, state, county and  city laws and ordinances and all rules and regulations of any duly constituted authority present or future affecting or respecting the use or occupancy of the Leased Premises by Tenant, or the business at any time thereon transacted by Tenant or any assignee or Sub-tenant of Tenant, after commencement of the term of this  Lease.  Tenant shall, at all times, keep the Leased Premises,  the buildings thereon and all appurtenances, in a clean and sanitary condition, according to the applicable statues, city ordinances and the directions and regulations of the proper public authorities.

ARTICLE 13.   MECHANICS' LIENS.  Tenant agrees to pay, when due, all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies or Tenant's equipment, alleged to have been furnished or to be furnished to or for the Landlord, in,  upon or about the Leased Premises and which may be secured by  any mechanics', materialmen's or other lien against the Leased  Premises and/or the Landlord's interest therein.  Tenant shall cause each such lien to be fully discharged and released, provided, however, that, if the Tenant desires to contest any such lien, it may do so, but notwithstanding any such contest, if  such lien shall be reduced to final judgment and such judgment  or processes may be issued for the enforcement thereof is not   promptly stayed or is so stayed and such stay thereafter expires,  then, and in that event, the Tenant shall forthwith pay and  discharge said judgment.

ARTICLE 14.  LOSS OF POSSESSION OR USE.  If at any time during the term of this Lease or any extension thereof, Tenant shall, through no act, default or neglect on its  part, be deprived of possession of the Leased Premises or any material portion thereof or the use of the Leased Premises for the purposes contemplated by Tenant for any reason including, but not limited to, any limitation of access to the Leased  Premises or any rezoning or other governmental action which would prohibit the operation of the business contemplated by Tenant, then, and in any such event, Tenant shall have the right  to terminate this Lease upon giving Landlord ten (10) days written notice of its intention to so terminate, in accordance with the provisions of Article 28 hereof.

ARTICLE 15.  TENANT'S RIGHT TO CURE LANDLORD'S DEFAULTS.Landlord agrees that if Landlord fails to pay any interest,  principal, cost or other charges upon any mortgage or mortgages or other liens and encumbrances affecting the Leased Premises and to which this Lease may be subordinate when any of the same become due, or if Landlord fails to make any repairs or do any work  required of the Landlord by the provisions of this Lease, or in any other respect fails to perform any covenant or agreement in this Lease contained on the part of the Landlord to be performed, then,  and in such event, after the continuance of any such failure or default for ten (10) days after notice in writing thereof is given by the Tenant to the Landlord, notwithstanding any delay or forbearance in giving such notice, Tenant may pay said principal, interest cost or other charges and cure such defaults all on behalf  of and at the expense of the Landlord.  Tenant may further do all  necessary work and make all necessary payments in connection therewith, including, but not limiting the same, to the payment of  any attorneys' fees and costs and charges of or in connection with any legal action which may have been brought.  Landlord agrees to pay to Tenant forthwith any amount so paid by Tenant together  with interest thereon at the maximum legal rate. Landlord further agrees to give Tenant written notice of any claim of default which  may be made by any mortgagee or lienor as to the Leased Premises within five (5) days after such claim shall have been made if Landlord shall have not remedied the same within said five (5) day period.  All sums charged to Landlord by Tenant hereunder shall be indebtedness of Landlord to Tenant payable on demand.  If any such indebtedness or any other indebtedness of Landlord to Tenant is due at any time, Tenant may, in addition to other remedies, withhold all Rent accruing hereunder and apply the same to such indebtedness.  If all such indebtedness is not fully paid at the  expiration of the Lease Term or any extension thereof, Tenant may, at its option, extend this Lease on the same  covenants and conditions as herein provided, until such  indebtedness is fully paid by application of the Rent payable  hereunder against such indebtedness.

ARTICLE 16.  ALTERATIONS, TITLE TO AND REMOVAL OF IMPROVEMENTS.   Tenant or any Subtenant may not make alterations, additions  and improvements to the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.  Notwithstanding the foregoing, Tenant shall not erect signs or other improvements that will restrict the free flow of traffic.  It is mutually agreed that the trade fixtures and equipment and interior and exterior signs which may be installed on the Leased Premises prior to, or during the term hereof, at the cost  of Tenant or any assignee or Subtenant, shall remain personal property and shall not be deemed to become part of the Leased Premises.  Tenant shall have the right and obligation to remove such trade fixtures and equipment on or before the expiration of this Lease or any extensions or renewals thereof.  Tenant or any assignee or Subtenant is hereby expressly given the right, at any time during the term of this Lease or any extension thereof and for a period of ten (10) days after the termination of this Lease or any extension thereof, by lapse of time or otherwise, to enter upon and remove from said Premises any improvements or equipment of Tenant or any assignee or Subtenant.  Tenant shall repair at its expense any damage to the property created by its installation or  removal of improvements.

ARTICLE 17.  REPAIRS.Tenant agrees that it has had the opportunity of inspecting the Leased Premises, is satisfied therewith, and accepts the same "as is."  Landlord further represents that prior to commencement of this Lease, the Leased Premises have been lawfully used and maintained in accordance with all applicable federal, state, and local laws. Tenant shall be responsible for maintaining the Leased Premises in all respects and to return the Leased Premises at the end of the lease term in as good or better condition as when first occupied by Tenant.   In default of the Tenant making the necessary repairs or replacements during the course of the Lease, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account and the expense thereof shall constitute and be collectible as additional Rent, together with interest at twelve percent (12%) per annum and reasonable attorney's fees.

ARTICLE 18.  PUBLIC LIABILITY INSURANCE.   Tenant hereby covenants and agrees that at all times during the term hereof to obtain and maintain and keep in force for the mutual benefit of Landlord and Tenant general public liability insurance against the claims for personal injury, death or property damage occurring in, on or about the Leased Premises or sidewalks adjacent to the Leased Premises in the following amounts:

Bodily injury	per person	$1,000,000
	per accident	$2,000,000 (involving two or more persons)
Property damage		$500,000

Tenant agrees that all of the above-noted insurance shall be noncancellable without (10) days written notice to Landlord.  Tenant further covenants and agrees that the insurance required  to be carried hereunder shall be placed with top rated insurance companies as shall be selected by Tenant. The parties further covenant and agree that the Landlord and Tenant or anyone claiming by, through or under them, shall be named as co-insureds as their respective interests may appear in the above policies and that Tenant, at the request of Landlord, shall deliver to the Landlord certificates of said insurance and of renewals thereof, from time to time during the term of this Lease. Tenant shall keep, protect and save the Landlord harmless from any loss, costs, or expenses of any sort or nature and from any liability to any third-party person natural or artificial, on account of any damage to such third person or their property arising out of any failure to comply with and perform all of the requirements and provisions set forth in this Article. Landlord may, if necessary, arrange and pay for all such insurance and invoice Tenant therefor, together with interest thereon at twelve per cent (12%) per annum until paid.

ARTICLE 19.  WAIVER OF SUBROGATION.  Landlord and Tenant each hereby release the other, their agents and employees from any claim for damage or destruction to the above-described Premises and the contents thereof belonging to either, and for the business interruption of either, caused by fire or any other event insured under fire and extended coverage insurance, whether due to the negligence of either of them or otherwise.

ARTICLE 20.  DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS. If Landlord's improvements on the Leased Premises shall be damaged or rendered untenantable by fire or other casualty, the Landlord shall within thirty (30) days from the date of said damage or destruction commence to repair or replace said improvements, according to the condition and use of the property prior to said damage or destruction so that the Tenant may continue with occupancy and the same shall be completed within one hundred twenty (120) days thereafter.  However, Landlord's obligation to pay for cost of rebuilding or repairing any such damage or destruction to the improvements located on the Leased Premises shall be limited to the insurance monies payable by reason of such damage or destruction and if the cost of repairing or replacing said improvements according to the condition and use of the Leased Premises prior to said damage shall exceed this amount this Lease shall terminate immediately and Landlord shall be entitled to keep all insurance proceeds as compensation for damage done to the Leased Premises unless Tenant, upon written notification by Landlord of the amount of the excess elects in writing to itself pay such excess.  It is further agreed that the Rent herein required to be paid shall abate during said period of untenantability or if the improvements shall be damaged but not rendered untenantable thereby, the Rent shall abate in an amount appropriate to the decrease in the utility of the Leased Premises.  In the event Landlord has not commenced construction or has not notified Tenant that he intends to commence construction within thirty (30) days from the date of such damage, then, and in that event, Tenant may either (a) terminate this Lease by giving written notice of such termination in accordance with Article 28 hereof, or (b) thereupon and without further notice to Landlord commence to repair or replace said building with Tenant having access to the insurance proceeds available by reason of such damage or destruction.  In the event Tenant makes said repairs or replacements, Landlord shall be liable to the Tenant for any and all costs and expenses of Tenant in making the same and Landlord shall be required to reimburse Tenant for any such costs and expenses of Tenant for any costs which Tenant expends for replacement or repair of the improvements plus 12% (which shall not be in excess of the insurance proceeds payable by reason of such damage or destruction).  If Landlord fails to reimburse Tenant within thirty (30) days after receiving Tenant's invoice Tenant shall have the right to deduct this amount of the invoice from Rent payments due to Landlord and/or institute legal action at law or equity to recover its expense.

It is agreed by the parties that if the building cannot be replaced or repaired within one hundred twenty (120) days after such damage to the building, due to the inability of either party to obtain materials or labor needed, strikes or acts of God or governmental restrictions that would prohibit, limit, or delay said construction, then the time for completion of said repairs and replacement shall be extended accordingly, provided, however, that in any event, if the repair or replacement of the building has not been completed within a period of one hundred eighty (180) days from the date of such damage or destruction, Tenant may, at its option, and in addition to other remedies available to Tenant, elect to terminate this Lease.  In the event of any damage or destruction occurring in the last six (6) months of the original term of this Lease or during any extension of the term, to the extent of fifty percent (50%) or more of the insurable value of the building, Tenant may, at its option, to be evidenced by notice in writing given to Landlord within thirty (30) days after the occurrence of such damage and destruction, in lieu of repairing or replacing such building, elect to terminate this Lease as of the date of said damage or destruction.

ARTICLE 21.  EMINENT DOMAIN.   If the whole or any part of the Leased Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, Tenant reserves unto itself the right to prosecute its claim for an award based upon injury caused to its leasehold interest by such taking, without impairing any rights of Landlord for the taking of or injury to the reversion. In the event a part of the Leased Premises shall be so taken that (a) the part so taken includes the building or Premises on the Leased Premises or any part thereof or (b) ten percent(10%) or more of the from depth of the Leased Premises or (c) that part taken shall consist of twenty-five percent (25%) or more of the total Premises or (d) such part so taken shall result in cutting off direct access from the Leased Premises to any adjacent public street or highway or (e) such taking makes the carrying on of Tenant's business impractical, then, and in any such event, the Tenant may at any time either prior to or within a period of sixty (60) days after the date when possession of the Leased Premises shall be required by the taking authority elect to terminate this Lease.  In the event that Tenant shall fail to exercise any such option to terminate this Lease or in the event that a part of the Leased Premises shall be taken under circumstances under which the Tenant will have no such option, then the Landlord shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the Leased Premises to the extent necessary to reconstitute the improvements thereon as a complete architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking and the Rent payable under the provisions of the lease shall be equitably reduced according to the decrease in the utility of the Leased Premises for Tenant's intended use and the effect thereof upon the business of Tenant.

ARTICLE 22.  ASSIGNMENT AND SUBLETTING.  Tenant may not, without consent of Landlord, which consent shall not be unreasonably withheld, assign or encumber  this Lease or its rights hereunder. In the event Landlord consents to any assignment or subletting, Tenant shall remain liable for the payment of all Rent required to be paid hereunder and for the performance of all terms, covenants and conditions herein undertaken by Tenant.

ARTICLE 23.  REMEDIES OF LANDLORD.    If Tenant shall fail to pay any installment of Rent promptly on the day when the same shall become due and payable hereunder, and shall continue in such default for a period of ten (10) days after written notice thereof by Landlord, or if Tenant shall fail to promptly keep and perform any other affirmative covenants of this Lease, strictly in accordance with the terms of  this Lease and shall continue in default for a period of thirty (30) days after written notice thereof by Landlord of default and demand of performance, then and in any such event and as often as  any such event shall occur, Landlord may (a) declare the said term ended, and enter into said Premises, or any part thereof, either  with or without process of law and expel Tenant or any person  occupying the same in or upon said Premises, using such force as  may be necessary, and to repossess and enjoy said Premises as in  the Landlord's former estate; or (b) relet the Leased Premises against the  Rent payable by Tenant hereunder and Tenant shall be responsible  for no more than the balance that may be due, should a balance  exist.  However, if any default shall occur, other than in the  payment of money, which cannot with due diligence be cured within  a period of thirty (30) days, and if Tenant prior to the expiration  of thirty (30) days from and after the giving of the notice of aforesaid, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps  and undertake all work required to cure such default and does so  cure such default, then Landlord shall not have the right to declare  the term ended by reason of such default.

ARTICLE 24.  LANDLORD'S ACCESS TO PREMISES.   Landlord shall have the right to inspect the Leased Premises during   normal business hours and upon reasonable notice.  Landlord shall have access to the Leased Premises during normal business hours during the last six (6) months of the  Lease or any extension thereof for the purpose of showing the same  to any prospective tenants.

ARTICLE 25.  LEASE OF PERSONAL PROPERTY.   Landlord shall lease to Tenant such personal property on the  Premises as shall be reflected in an Addendum attached to this Lease which Addendum shall set forth the terms and conditions of  the Lease of said personal property.

ARTICLE 26.  SURRENDER OF PREMISES.   Tenant shall, after the last day of the Lease  Term or any extension thereof, or upon any earlier termination of such term,  surrender and yield up to Landlord all of Landlord's improvements on such Premises in good order, condition, and state of repair,  reasonable wear and tear and the provisions of Article 16 hereof  excepted.

ARTICLE 27.  HOLDING OVER.   In the event Tenant continues to occupy the Leased Premises after the last day of the Lease Term hereby created, or after the last day of  any extension of the Lease Term, and the Landlord elects to accept Rent  thereafter, a tenancy from month to month only shall be created under and subject to all other provisions contained herein.

ARTICLE 28.  SERVICE OF NOTICE.                                                                                                Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless  the same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, and  shall be addressed to:

To Landlord:	To Tenant:
Tony Bruce	Best Energy Services, Inc.
2081 Road C	1010 Lamar Street, Suite 1200
Liberal, Kansas 67901	Houston, Texas 77002

or to such other address as either party may designate, by notice given from time to time in accordance with this Article.  Any  notice given in accordance with the provisions of this Article  shall be deemed to have been given as of the date such notice shall  have been placed in the United States Postal Service.  The Rent payable by Tenant hereunder shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed.

ARTICLE 29.  SUCCESSORS AND ASSIGNS.  The terms, conditions and covenants of this Lease shall  be binding upon and shall inure to the benefit of each of the   parties hereto, their heirs, personal representatives, successors  or assigns, and shall run with the land; and where more than one  party shall be Landlord under this Lease, the word "Landlord" whenever  used in this Lease shall be deemed to include all Landlords jointly  and severally.

ARTICLE 30.  RECORDING.   This Lease shall not be recorded.  However, if either of  the parties hereto desire to record a memorandum of this Lease, Landlord and Tenant agree to execute and deliver to the other  a memorandum of this Lease containing only minimum statutory requirements, which memorandum of lease may then be recorded in the appropriate office of the county within which the Leased Premises  are located.

ARTICLE 31.  AMENDMENTS. No waivers, alterations, or modifications of this Lease  or any agreements in connection therewith shall be valid unless in  writing duly executed by both Landlord and Tenant herein.

ARTICLE 32.  ESTOPPEL CERTIFICATE.  Either party to this Lease shall from time to time during  the term of this Lease, immediately (within 10 days at the latest)  upon the request of the other party, execute and deliver to the other party a statement certifying that this Lease is in full force and effect, the date through which the Rent and other charges hereunder have been paid, and any other factual matters reasonably  requested by the other party.

ARTICLE 33.  INVALIDITY OF PROVISIONS.   If any term, covenant, condition or provision of this Lease  or the application thereof to any person or circumstance shall, at  any time, or to any extent, be invalid or unenforceable, the  remainder of this Lease or the application of such term or  provision to persons or circumstances other than those as to which  it is held invalid or unenforceable, shall not be affected thereby,  and each term, covenant, condition and provision of this Lease   shall be valid and enforceable to the fullest extent permitted by  law.

ARTICLE 34.  ATTORNEYS' FEES AND COSTS IN EVENT OF BREACH.   In the event of any breach of this Lease, the  nonbreaching party shall be entitled to receive reasonable attorneys' fees and costs from the breaching party in enforcing the  terms of this Lease, in addition to any other damages or  compensation that may be applicable.

ARTICLE 35.  CAPTIONS.  The captions appearing in this Lease are inserted only as  a matter of convenience and in no way define, limit, construe or  describe the scope or intent of such Articles of this Lease or in  any way affect this Lease.

ARTICLE 36.  ENTIRE AGREEMENT.   This Lease supersedes any and all other agreements, either  oral or in writing, between the parties hereto with respect to the Leased Premises and contains all of the covenants, agreements and  other obligations between the said parties in respect to said Premise.

ARTICLE 37.  EXECUTION.   This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. The exchange of copies of this Lease and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Lease for all purposes. Signatures of the parties transmitted by facsimile, PDF or other electronic file shall be deemed to be their original signatures for all purposes.

 [Signatures are on following page]

In Witness Whereof, the said parties have hereunto set their hands the day and year first above written.

LANDLORD:	TENANT:
Tony Bruce	Best Energy Services, Inc.

/s/ Tony Bruce	/s/ Larry Hargrave
Tony Bruce, individually	Larry Hargrave, Chief Executive Officer

Exhibit A

Description of Leased Premises

Property in Liberal, Kansas:

A tract of land located in the Northeast Quarter (NE/4) of Section 6, Township Thirty-Five South (T35S), Range Thirty-Three West (R33W), of the Sixth Principal Meridian in Seward County, Kansas, more particularly described as follows:

All of Lot 9, Block 2, of the Airport Industrial Park, dated September 11, 1980, Book III, Page 42 and 43, filed for record September 30, 1980, an addition to the City of Liberal, Seward County, Kansas, according to the recorded plat thereof.  Said tract contains 5.26 acres, more or less, but excluding the blue building west of the offices, which shall remain the sole and exclusive property of Landlord together with rights of ingress and egress.